SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


       Date of Report (date of earliest event reported): September 8, 2006


                               CEL-SCI CORPORATION
                          ------ --------------------
                   (Exact name of Registrant as specified in its charter)


         Colorado                        0-11503                 84-0916344
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(State or other jurisdiction       (Commission File No.)      (IRS Employer
     of incorporation)                                       Identification No.)



                              8229 Boone Blvd. #802
                                Vienna, VA 22182
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          (Address of principal executive offices, including Zip Code)


       Registrant's telephone number, including area code: (703) 506-9460
                                                           --------------



                                       N/A
                 ----------------------------------------- ----
          (Former name or former address if changed since last report)




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Item 1.01   Entry Into a Material Definitive Agreement

      On September 8, 2006 CEL-SCI agreed to extend its employment agreement with Geert R. Kersten, CEL-SCI's Chief Executive Officer, to September 8, 2011. During the term of the employment agreement CEL-SCI will pay Mr. Kersten an annual salary of $370,585. In the event there is a change in the control of CEL-SCI, the agreement allows Mr. Kersten to resign from his position at CEL-SCI and receive a lump-sum payment from CEL-SCI equal to 24 months salary. For purposes of the employment agreement a change in the control of CEL-SCI means:
(1) the merger of CEL-SCI with another entity if after such merger the shareholders of CEL-SCI do not own at least 50% of voting capital stock of the surviving corporation; (2) the sale of substantially all of the assets of CEL-SCI; (3) the acquisition by any person of more than 50% of CEL-SCI's common stock; or (4) a change in a majority of CEL-SCI's directors which has not been approved by the incumbent directors.

      The employment agreement will also terminate upon the death of Mr. Kersten, Mr. Kersten's physical or mental disability, willful misconduct, an act of fraud against CEL-SCI, or a breach of the employment agreement by Mr. Kersten. If the employment agreement is terminated for any of these reasons Mr. Kersten, or his legal representatives, as the case may be, will be paid the salary provided by the employment agreement through the date of termination.

     On September 8, 2006 CEL-SCI agreed to extend its employment agreement with Maximilian de Clara, CEL-SCI's President, to April 30, 2010. During the term of the employment agreement, CEL-SCI will pay Mr. de Clara an annual salary of $363,000. The employment agreement, as amended, also provided that on September 8, 2006, March 8, 2007, September 8, 2007, March 8, 2008, September 8, 2008 and
March 8, 2009, each date being a "Payment Date", CEL-SCI will issue Mr. de Clara shares of its common stock equal in number to the amount determined by dividing $200,000 by the average closing price of CEL-SCI's common stock for the twenty trading days preceding the Payment Date.

      Should Mr. de Clara's employment with CEL-SCI end for any reason, other than Mr. de Clara taking an executive position at a competing biopharmaceutical company, the date his employment terminates will be considered a Final Payment Date and within 10 days of the Final Payment Date CEL-SCI will issue Mr. de Clara shares of its common stock equal in number to the amount determined by dividing:

      (i) $200,000 multiplied by the number of Payment Dates listed above which are subsequent to the Final Payment Date;
      (ii) by the average closing price of CEL-SCI's common stock for the twenty trading days preceding the Final Payment Date.

      The shares to be issued to Mr. de Clara will be issued pursuant to CEL-SCI's Stock Bonus Plan. Notwithstanding the foregoing, Mr. de Clara has agreed that he may not sell any shares he receives pursuant to the amended employment agreement in the public market for a period of three years after the date the shares were issued.

      In the event that there is a material reduction in Mr. de Clara's authority, duties or activities, or in the event there is a change in the control of CEL-SCI, then the agreement allows Mr. de Clara to resign from his position at CEL-SCI and receive a lump-sum payment from CEL-SCI equal to 18 months salary. For purposes of the employment agreement, a change in the control of CEL-SCI means the sale of more than 50% of the outstanding shares of CEL-SCI's common stock, or a change in a majority of CEL-SCI's directors.

      The employment agreement with Mr. de Clara will also terminate upon the death of Mr. de Clara, Mr. de Clara's physical or mental disability, the conviction of Mr. de Clara for any crime involving fraud, moral turpitude, or CEL-SCI's property, or a breach of the employment agreement by Mr. de Clara. If the employment agreement is terminated for any of these reasons, Mr. de Clara, or his legal representatives, as the case may be, will be paid the salary and shares of common stock provided by the employment agreement through the date of termination. Notwithstanding the above, Mr. de Clara will not be entitled to any additional shares of CEL-SCI's common stock in the event Mr. de Clara's employment with CEL-SCI ends due to Mr. de Clara taking an executive position at a competing biopharmaceutical company.

      The amendment to Mr. de Clara's and Mr. Kersten's employment agreements were approved by CEL-SCI's Compensation Committee.


Item 9.01     Financial Statements and Exhibits

      Exhibit Number    Description
      --------------    -----------

      10(d)             Amendment to Employment Agreement with Maximilian
                        de Clara
      10(e)             Amendment to Employment Agreement with Geert R. Kersten

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  September 8, 2006

                                 CEL-SCI CORPORATION



                                 By: /s/ Geert R. Kersten
                                     -----------------------------------
                                     Geert R. Kersten, Chief Executive Officer























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                               CEL-SCI CORPORATION

                                    FORM 8-K

                                    EXHIBITS